Exhibit 3.21

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AMENDED AND RESTATED CERTIFICATE
OF LIMITED PARTNERSHIP
OF
SITHE/INDEPENDENCE POWER PARTNERS, L.P.

(Pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act)

Sithe/Independence Power Partners, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, for the purposes of amending and restating its Certificate of Limited Partnership originally filed with the office of the Secretary of State of the State of Delaware on November 16, 1990, as amended through the date hereof, hereby certifies that its Certificate of Limited Partnership is amended and restated to read as follows:

FIRST: The name of the limited partnership is Sithe/Independence Power Partners, L.P.

SECOND: The agent for service of process and the address of the registered office of the limited partnership in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

THIRD: The name and address of the general partner of the limited partnership is as follows:

Sithe/Independence LLC
c/o Sithe Energies, Inc.
335 Madison Avenue, 28th Floor
New York, NY 10017

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the 26 day of September, 2003.

SITHE/INDEPENDENCE LLC, as General Partner

By: ______________________
Hyun Park
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:33 PM 09/30/2003
FILED 02:15 PM 09/30/2003
SRV 030628917 - 2246792 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:54 PM 02/18/2005
FILED 04:31 PM 02/18/2005
SRV 050138025 - 2246792 FILE

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

THE UNDERSIGNED, desiring to amend the Amended and Restated Certificate of Limited Partnership of **Sithe/Independence Power Partners, L.P.**, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the Limited Partnership is:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

SECOND: Article SECOND of the Amended and Restated Certificate of Limited Partnership shall be amended to read as follows:

> The address of the limited partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the limited partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Amended and Restated Certificate of Limited Partnership on this 14TH day of February, 2005.

Sithe/Independence Power Partners, L.P.
by its General Partner
Sithe/Independence LLC

By: Carolyn M Campbell
Carolyn M. Campbell
Vice President and Secretary

SitheIndependencePowerPartnersLP_GeneralPartner's_CertofAmend_RegAgent